Exhibit 24

LIMITED POWER OF ATTORNEY

For Certain Filings with the U.S. Securities and Exchange Commission

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Walter F. Garger, Thomas R. Phillips, Alice A. Pellegrino, Joseph G. Melcher, and Nancy D. Scholz, signing singly, the undersigned’s true and lawful attorney-in-fact to:

l.	Prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation thereunder adopted by the SEC;

2.	Execute for and on behalf of the undersigned, in the undersigned’s capacity as an Section 16 reporting person of one or more registered investment management companies (and any successor companies) listed on Schedule A attached hereto, as may be amended from time to time, and any other registered investment company for which Hartford Funds Management Company, LLC or its subsidiary serves as the investment manager (each, a “Fund”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

3.	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

4.	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Fund assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

This Power of Attorney revokes all prior Powers of Attorney relating to reporting under Section 16 of the Securities Exchange Act of 1934 of the Fund’s securities and shall remain in effect until revoked by a subsequently filed instrument.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of May 2023.

/s/ Tiffani Anne Potesta
Signature of Person Granting these Powers of Attorney

Printed Name:	Tiffani Anne Potesta

Notary Acknowledgement of Power of Attorney

(Must be completed by Notary)

State of:	New York

County of:	New York

On this, the 2nd day of May 2023, before me Angel Lanier, the above-signed person, Tiffani Potesta, personally appeared before me and acknowledged execution of these Powers of Attorney.

WITNESS my hand and notarial seal this 2nd day of May 2023:

/s/ Angel Lanier

Angel Lanier
NOTARY PUBLIC-STATE OF NEW YORK
No. 01LA6284614
Qualified in Kings County
Certificate Filed in New York County
My Commission Expires 11-09-2025

SCHEDULE A

To Limited Powers of Attorney

Fund Name	Investment Company Act File No.
Hartford Schroders Private Equity Fund[1]	811-23776

[1]

The above-referenced name reflects the name of the Fund as reflected on the: (i) Notification of Registration filed pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8(a); and (ii)Registration Statement filed Pursuant to the Securities Act of 1933 on Form N-2, each as filed with U.S. Securities and Exchange Commission on January 21,2022. It is anticipated that the name of the Fund may change prior to its registration statement becoming effective and the Fund commencing investment operations. These Powers of Attorney shall apply to the Fund regardless of any susequent change in its name and shall apply to all share classes of the Fund